EXHIBIT 23.3
                                                                   ------------



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


We hereby consent to the use of and reference to our name and to the use of extracts from (i) our report dated March 7, 2007, evaluating proved and proved plus probable oil and gas reserves of the major properties and (ii) our report dated March 23, 2007, auditing the proved and proved plus probable oil and gas reserves of the major properties of Compton Petroleum Corporation, as of December 31, 2006, in Compton Petroleum Corporation's Annual Report on Form 40-F for the year ended December 31, 2006.


                                  NETHERLAND, SEWELL & ASSOCIATES, INC.



                                  By: /s/ Frederic D. Sewell, P.E.
                                      -------------------------------
                                      Frederic D. Sewell, P.E.
                                      Chairman and Chief Executive Officer



Dallas, Texas
April 9, 2007